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                                                                   EXHIBIT 10.7


                                 A L L O N G E

         The 13% Senior Subordinated Note, dated July 23, 1991, issued by Educational Medical, Inc. ("Company") to Trust for Defined Benefit Plan of ICI American Holdings, Inc. (the "Benefit Plan") and Fuelship & Company, its Registered Nominee, pursuant to the Securities Purchase Agreement (the "Purchase Agreement") dated April 16, 1993, among the Benefit Plan, State Employees' Retirement Fund of the State of Delaware and the Company, in the original principal sum of Four Hundred Ninety-Seven Thousand and 00/100 Dollars ($497,000.00) (the "Note") is hereby amended to provide that, instead of paying interest quarterly and the entire unpaid principal amount of the Note on July 23, 1996 as provided in the Note, the Company shall pay an installment of principal in the amount of Twelve Thousand Four Hundred Twenty-Five and 00/100 Dollars ($12,425.00), with interest (computed for the actual number of days elapsed on the basis of a 365 day year) on the unpaid principal balance outstanding from time to time at the rate of thirteen percent (13%) per annum, quarterly on the last day of March, June, September and December in each year, until (x) the Note has been paid in full or (y) all obligations of the Company to Sirrom Capital Corporation ("Sirrom") pursuant to the Loan Agreement between the Company and Sirrom dated March 31, 1995 have been paid in full (the "Sirrom Satisfaction"). On the last day of the first full calendar month following the Sirrom Satisfaction, fifteen percent of the unpaid principal balance outstanding (the "Outstanding Balance") and all related interest shall be due and payable, and additional payments of twenty percent of the Outstanding Balance, twenty-five percent of the Outstanding Balance and the remainder of the Outstanding Balance, and all related interest, shall be due and payable on the last day of the following second, third and fourth calendar months.

         Further, Section 9 of the Purchase Agreement is hereby amended to read as follows:

         (d) All notices given pursuant to this Paragraph 9 shall be sent by first class mail or by a reputable overnight nationwide delivery service (with charges prepaid) to the holders of the Notes or to the holders of the Senior Debt, as applicable, at the following addresses:

                 If to the holders of the Notes, to them, in care of their representative at:

                                  Pecks Management Partners Ltd.
                                  One Rockefeller Plaza
                                  New York, New York 10020
                                  Attn:  Mr. Robert J. Cresci
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                  If to the holders of the Senior Debt, to them, in care of
                  their representative at:

                                  Sirrom Capital Corporation
                                  511 Union Street
                                  Suite 2310
                                  Nashville, Tennessee 37219

         All notices given pursuant to this Paragraph 9 shall be deemed to be given three (3) days following deposit in the mail, if sent by mail, and one (1) day following delivery to an overnight delivery service, if sent by overnight courier, or, if earlier, upon actual receipt by the intended recipient.

         Except as specifically provided for in this Allonge, the terms of the Note shall remain unchanged and in full force and effect.

         IN WITNESS WHEREOF, the undersigned has duly executed and delivered
this Allonge as of the day of                                      , 1995.


                                        EDUCATIONAL MEDICAL, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        TRUST FOR DEFINED BENEFIT PLAN OF ICI
                                        AMERICAN HOLDINGS, INC.  and
                                        FUELSHIP & COMPANY, ITS REGISTERED
                                        NOMINEE

                                        By:     Pecks Management Partners,
                                                Ltd., its Investment Adviser

                                        By:
                                             -----------------------------------
                                                Robert J. Cresci
                                                Managing Director





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